UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 17, 2003

Date of Report (date of earliest event reported)

SUN MICROSYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-15086	94-2805249

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4150 Network Circle
Santa Clara, CA 95054-1778

(Address of principal executive offices)

(650) 960-1300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure
SIGNATURE

Item 5.    Other Events and Regulation FD Disclosure

     Sun Microsystems, Inc. and two of its subsidiaries located in The People’s Republic of China and Hong Kong entered into settlement agreements with the United States Government regarding export licensing matters previously disclosed by Sun in its filings with the Securities and Exchange Commission.

     The specific matters cover the period between 1997 and 2002 and involved the export of computers to China and Egypt, as well as violations related to certain record keeping requirements with respect to past exports to a variety of countries. Sun had the appropriate licenses authorizing exports to the other countries involved, but failed to comply with some of the license conditions regarding filing post-shipment documents.

     Sun and its subsidiaries have agreed to pay a one-time civil penalty in the amount of $291,000. In addition, the U.S. Department of Commerce has suspended an order denying Sun export privileges for one year commencing December 15, 2003. This settlement does not involve criminal charges.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN MICROSYSTEMS, INC.

Date: December 16, 2003	By:	/s/ Stephen T. McGowan
Stephen T. McGowan Chief Financial Officer and Executive Vice President, Corporate Resources